EXHIBIT 4.2
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.
THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE

ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF TIVO INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:
(A) TO TIVO INC. OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT A
[FORM OF FACE OF SECURITY]
TIVO INC.
Certificate No. ________________
2% Convertible Senior Notes due 2021 (the “Securities”)
CUSIP No. 888706 AE8
TiVo Inc., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [ ], or its registered assigns, the principal amount of [________] dollars ($[________]) [, or such principal amount as shall be reflected in the books and records of the Trustee and the Depositary]1, on October 1, 2021, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
Interest Payment Dates: April 1 and October 1, with the first payment to be made on April 1, 2015.
Regular Record Dates: March 15 and September 15.
The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, TiVo Inc. has caused this instrument to be duly signed.
TIVO INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to
in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: _______________________

[FORM OF REVERSE OF SECURITY]
TIVO INC.
2% Convertible Senior Notes due 2021
1.Interest. TiVo Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on April 1 and October 1 of each year, with the first payment to be made on April 1, 2015. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, September 22, 2014, in each case to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 4.09(a) and Section 6.02(b) of the Indenture and any reference to “interest” shall be deemed to include any such Additional Interest.
2.Maturity. The Securities will mature on October 1, 2021.
3.Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at 5:00 p.m., New York City time, on the Regular Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date or Fundamental Change Repurchase Date, as applicable.
4.Paying Agent, Registrar, Conversion Agent. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.
5.Indenture. The Company issued the Securities under an Indenture dated as of September 22, 2014 (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $200,000,000 aggregate principal amount plus up to an additional $30,000,000 aggregate principal amount pursuant to the Initial Purchasers’ over-allotment option to purchase additional Securities, as provided in the Purchase Agreement, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.
6.No Redemption. The Securities are not redeemable at the option of the Company prior to the Maturity Date, no sinking fund is provided for the Securities and the Securities will not be subject to defeasance.
7.Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.
8.Conversion. The Securities shall be convertible into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, in accordance with Article 10 of the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash, shares of Common Stock or a combination of cash and shares of Common Stock payable upon conversion in accordance with Article 10 of the Indenture, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
9.Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part. Each purchaser and subsequent transferee of the Securities will be deemed to have represented and warranted that either (i) it is not a Plan, and no portion of the assets used by such purchaser or transferee to acquire and hold the Securities (and the Common Stock issuable upon conversion of the Securities) constitutes assets of any Plan or (ii) neither the purchase nor the holding of the Securities (and the Common Stock issuable upon conversion of the Securities) by such purchaser or subsequent transferee will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
10.Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.
11.Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.
12.Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.
13.Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
14.Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
15.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
TiVo Inc.
2160 Gold Street
San Jose, CA 95002
Attn: Chief Financial Officer and General Counsel

ATTACHMENT 1
FORM OF ASSIGNMENT
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR|
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: _______________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:
[Check One]

(1) ____	to TiVo Inc. or any Subsidiary thereof; or

(2) ____	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) ____	to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

(4) ____	pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or any other available exemption from the registration requirements of the Securities Act.
Unless one of the items (1) through (4) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other evidence as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (3) is checked, the purchaser must complete the certification below.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.
Dated: _________         Signed:
                        (Sign exactly as name appears on the other side
                         of this Security)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated: _________
NOTICE: To be executed by an executive officer

ATTACHMENT 2
FORM OF CONVERSION NOTICE
To convert this Security in accordance with the Indenture, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$______________
If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)
Date: _________________            Signature(s):
_________________________________________
(Sign exactly as your name(s) appear(s) on the
                        other side of this Security)
Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor
                         institution participating in the Securities Transfer Agents
                        Medallion Program or in such other guarantee program
                        acceptable to the Trustee.)

ATTACHMENT 3
FORM OF REPURCHASE NOTICE
Certificate No. of Security:
If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box: ☐
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Company:
$ _____________________
(in an integral multiple of $1,000)
Date: _______                 Signature(s):
_________________________________________
(Sign exactly as your name(s) appear(s) on this
                        Security)
Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor
                         institution participating in the Securities Transfer Agents
                        Medallion Program or in such other guarantee program
                        acceptable to the Trustee.)